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December 29, 2005



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sirs:

We have read the comments contained in Sub-Item 77k of Form N-SAR of the John Hancock Small Cap Growth Fund, John Hancock Real Estate Fund, John Hancock Multi Cap Growth Fund, John Hancock Technology Fund, John Hancock Focused Equity Fund and John Hancock Mid-Cap Equity Fund, each a series of John Hancock Series Trust dated December 29, 2005 and we agree with the statements made therein.


Very truly yours,


DELOITTE & TOUCHE LLP




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